
<ARTICLE> 5
<LEGEND>
THIS SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED FROM THE
COMPANY'S UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS AND IS
QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SUCH FINANCIAL STATEMENTS.
</LEGEND>
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                          DEC-31-1995
<PERIOD-START>                             JAN-01-1995
<PERIOD-END>                               SEP-30-1995
<CASH>                                         117,421
<SECURITIES>                                   845,397
<RECEIVABLES>                                8,430,514<F1>
<ALLOWANCES>                                   305,361<F2>
<INVENTORY>                                          0<F3>
<CURRENT-ASSETS>                                     0<F4>
<PP&E>                                               0<F4>
<DEPRECIATION>                                       0<F4>
<TOTAL-ASSETS>                               9,618,254
<CURRENT-LIABILITIES>                                0<F4>
<BONDS>                                      4,933,195<F5>
<COMMON>                                         5,080
<PREFERRED-MANDATORY>                                0<F3>
<PREFERRED>                                          0<F3>
<OTHER-SE>                                   1,439,551<F6>
<TOTAL-LIABILITY-AND-EQUITY>                 9,618,254
<SALES>                                              0<F3>
<TOTAL-REVENUES>                             1,337,685<F7>
<CGS>                                                0<F3>
<TOTAL-COSTS>                                        0<F4>
<OTHER-EXPENSES>                               436,987<F8>
<LOSS-PROVISION>                               260,263<F9>
<INTEREST-EXPENSE>                             378,004<F10>
<INCOME-PRETAX>                                262,431
<INCOME-TAX>                                    80,428
<INCOME-CONTINUING>                            182,003
<DISCONTINUED>                                       0<F3>
<EXTRAORDINARY>                                      0<F3>
<CHANGES>                                            0<F3>
<NET-INCOME>                                   182,003
<EPS-PRIMARY>                                        0<F3>
<EPS-DILUTED>                                        0<F3>

<F1>RECEIVABLES IN THIS EXHIBIT REPRESENTS NET FINANCE RECEIVABLES REPORTED
    IN THE COMPANY'S CONDENSED CONSOLIDATED FINANCIAL STATEMENTS.

<F2>ALLOWANCES IN THIS EXHIBIT REPRESENTS ALLOWANCE FOR FINANCE RECEIVABLE
    LOSSES REPORTED IN THE COMPANY'S CONDENSED CONSOLIDATED FINANCIAL
    STATEMENTS.

<F3>NOT APPLICABLE.

<F4>NOT REPORTED SEPARATELY (OR NOT REPORTED SEPARATELY AS DEFINED BY
    ARTICLE 5 OF REGULATION S-X) IN DOCUMENT FILED.

<F5>BONDS IN THIS EXHIBIT REPRESENTS LONG-TERM DEBT REPORTED IN THE COMPANY'S
    CONDENSED CONSOLIDATED FINANCIAL STATEMENTS WHICH INCLUDES OTHER LONG-TERM DEBT.

<F6>OTHER STOCKHOLDER'S EQUITY IN THIS EXHIBIT REPRESENTS ADDITIONAL PAID-IN-
    CAPITAL, NET UNREALIZED INVESTMENT GAINS (LOSSES), AND RETAINED EARNINGS REPORTED IN THE COMPANY'S CONDENSED CONSOLIDATED FINANCIAL STATEMENTS.

<F7>TOTAL REVENUES IN THIS EXHIBIT REPRESENTS TOTAL REVENUES REPORTED IN THE
    COMPANY'S CONDENSED CONSOLIDATED FINANCIAL STATEMENTS.

<F8>OTHER EXPENSES IN THIS EXHIBIT REPRESENTS OPERATING EXPENSES AND
    INSURANCE LOSSES AND LOSS ADJUSTMENT EXPENSES REPORTED IN THE COMPANY'S CONDENSED CONSOLIDATED FINANCIAL STATEMENTS.

<F9>LOSS PROVISION IN THIS EXHIBIT REPRESENTS PROVISION FOR FINANCE
    RECEIVABLE LOSSES REPORTED IN THE COMPANY'S CONDENSED CONSOLIDATED FINANCIAL STATEMENTS.

<F10>INTEREST EXPENSE IN THIS EXHIBIT REPRESENTS INTEREST EXPENSE REPORTED
     IN THE COMPANY'S CONDENSED CONSOLIDATED FINANCIAL STATEMENTS.

